EXHIBIT 10.7

 STRICTLY CONFIDENTIAL

SALES AGREEMENT                           NO:  MB9810070752

SELLER - ALBEMARLE CORPORATION, a Virginia corporation (hereinafter called "Albemarle") having a place of business at 451 Florida Street, Baton Rouge, Louisiana 70801.

BUYER - TETRA TECHNOLOGIES, INC., a Delaware corporation (hereinafter called "Buyer") having a place of business at 25025 I-45 North, The Woodlands, Texas 77380.

Albemarle agrees to sell and Buyer agrees to purchase the product specified below upon the following terms and conditions:

1.    PRODUCT-  ELEMENTAL BROMINE

Product will conform to the specifications as attached (Exhibit A).

Buyer represents that Product purchased hereunder is primarily intended for Buyer's use and consumption in the United States of America. Buyer recognizes the nature of Product and the inherent issues associated with the handling and use of the Product. Therefore, if Buyer sells Product or offers Product for sale, Buyer will be responsible for product stewardship and safety issues that are under Buyer's control associated with the shipment, handling and use of the Product to or at Buyer's customers. Albemarle will have the right, but not the obligation, to suspend, effective immediately upon notice, any shipments of Product where Albemarle has reason to believe that minimal standards commensurate with Albemarle's Product Stewardship Requirements (attached as Exhibit B) are not being met or exceeded in Buyer's use, sale or resale of Product.

2. QUANTITY AND MODE OF DELIVERY - During calendar year ****, Buyer will purchase from Albemarle not less than ********* pounds of Product ("Minimum Annual Purchase Quantity"). During calendar year 1999, Albemarle will make available for purchase by Buyer ********* pounds of Product per month ("********* of the Minimum Annual Purchase Quantity"). Not less than ******** months prior to the beginning of each calendar year after **** (commencing with calendar year ****), Buyer will notify Albemarle in writing of the "Minimum Annual Purchase Quantity" for the upcoming calendar year. The Minimum Annual Purchase Quantity for any calendar year will not exceed ********* pounds of Product without Albemarle's prior written consent. Albemarle will indicate whether or not it will agree to a "Minimum Annual Purchase Quantity" in excess of ********* pounds of Product within **days of Buyer notification. No such confirmation is required if Buyer's Minimum Annual Purchase Quantity notification for the upcoming contract year is equal to, or less than, ********* pounds.




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For each month listed below (Forecasted Month), Buyer will provide to Albemarle, not later than the date listed below (Notification Date), a forecast of Buyer's requirements for Product from Albemarle during the Forecasted Month. Albemarle will make available to Buyer in the Forecasted Month a quantity of Product ("Albemarle Forecasted Month Supply Obligation") equal to the lesser of:

      (a) ********* the applicable Forecasted Quantity; or
      (b) ********* the Minimum Annual Purchase Quantity.

If Buyer desires to purchase from Albemarle a quantity of Product in excess of the Albemarle Forecasted Month Supply Obligation during the Forecasted Month for which the forecast has been given, Buyer will so notify Albemarle, and Albemarle will have ten (10) days from receipt of Buyer's request to either agree to supply (in whole or in part) or decline to supply Buyer's requirements for Product during such month which are in excess of the Albemarle Forecasted Month Supply Obligation. If Buyer's forecast is in the form of a purchase order or other release document, none of the terms and conditions of the purchase order or release document will be applicable to the extent that they replace or supplement the terms and conditions hereof.

      NOTIFICATION DATE                   FORECASTED MONTHS
      -----------------                   -----------------
      December 1 [1998 only]              January & February [1999 only]
      January 1                           March
      February 1                          April
      March 1                             May
      April 1                             June
      May 1                               July
      June 1                              August
      July 1                              September
      August 1                            October
      September 1                         November
      October 1                           December
      November 1                          January
      December 1                          February

THIS IS A TAKE-OR-PAY CONTRACT. If during any calendar year, Buyer purchases from Albemarle less than the Minimum Annual Purchase Quantity, then within thirty (30) days after the end of such calendar year, Buyer will pay to Albemarle a sum equal to the (i) price equal to ********, FOB Magnolia, AR, freight collect (**** pricing) TIMES (ii) the difference between the aggregate quantity of Product actually purchased by Buyer during such calendar year and the Minimum Annual Purchase Quantity. For example, if, during 1999, Buyer purchases ********* pounds of Product from Albemarle, then by January 31 following the end of the calendar year in question, Buyer will pay to Albemarle ******** times ********* (e.g., ********************) which equals ********. The take-or-pay obligation specified above will apply notwithstanding that Albemarle might in any month or months decline to make available to Buyer quantities of Product in excess of

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the Albemarle Forecasted Month Supply Obligation for such month. This take-or-pay obligation will not apply to the extent that Buyer's failure to purchase has been directly caused by events contemplated by Section B (Contingencies) of the General Terms and Conditions (attached) which prevent Buyer from purchasing the Minimum Annual Purchase Quantity. However, lack or failure of markets for Product or products produced by Buyer therefrom will not be considered a contingency which would excuse Buyer from purchases hereunder.

Without affecting the obligations set forth in the preceding sentences, in the event that Buyer purchased from Albemarle during a calendar year less than the Minimum Annual Purchase Quantity for that calendar year and in such calendar year Buyer purchased from Albemarle at least ******************** of the total amount of elemental bromine purchased by Buyer from third parties for sale or use in North America, then, during the period from ************************* of the following calendar year, Albemarle will make available to Buyer (FOB Magnolia) ******************** of the volume of Product that Buyer failed to take but paid for due to the take or pay obligation set forth in the preceding paragraph. For purposes of calculating the total amount of elemental bromine purchased by Buyer from third parties for sale or use in North America, elemental bromine produced in Ludington, Michigan by the Dow/Tetra joint venture, as well as elemental bromine obtained by swap or barter in exchange for elemental bromine produced in Ludington, Michigan by the Dow/Tetra joint venture, shall not be considered to have been purchased from a third party.

Albemarle will have the right to make available to Buyer the volume of Product specified in the immediately preceding paragraph over such ********************** ************************* on an approximately equal monthly basis. Albemarle will have the right to have an audit conducted by an independent third party certified public accountant reasonably acceptable to both Buyer and Albemarle to determine whether Buyer in fact purchased from Albemarle during the calendar year in question at least ******************** of the total amount of elemental bromine purchased by Buyer from third parties for sale or use in North America. Albemarle will pay for such audit unless the independent third party accountant determines that Buyer purchased from Albemarle less than *** of Buyer's total annual requirements for elemental bromine as defined above during the calendar year in question, in which case the fees and expenses of the independent third party accountant will be paid by Buyer. The audit shall be conducted confidentially and the only information disclosed to Albemarle shall be whether the percent of elemental bromine purchased from Albemarle was at least *** as defined above. In the event the audit demonstrates that Buyer failed to purchase from Albemarle a minimum of *** of Buyer's total annual requirements for elemental bromine during the calendar year in question, then as to any volume of Product which Albemarle made available to Buyer without further charge during the ************* period based upon Buyer's notification, Buyer will pay to Albemarle the price which was applicable to such Product during the calendar year in question.

A Certificate of Analysis will accompany each shipment.


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3. PRICE AND DELIVERY TERMS - Pricing based on tiered prices as listed below.
Reduced price goes into effect for incremental volume. Prices are valid January 1, 1999 through December 31, ****.

      ALBEMARLE OWNED TANK TRUCKS:
           0 - ********* pounds     *********, FOB Magnolia, AR, freight collect

           ********* + pounds       *********, FOB Magnolia, AR, freight collect

      BUYER SUPPLIED TRANSPORTATION EQUIPMENT (17 METRIC TON ISOTANK OR, UPON DEMONSTRATION OF PROPER DOT EXEMPTIONS, 23 METRIC TON ISOTANKS) :

           0 - ******** pounds      ********, FOB Magnolia, AR, freight collect

           ********* + pounds       ********, FOB Magnolia, AR, freight collect

      Albemarle has the right, but not the obligation, to inspect and approve any transportation and shipping containers or equipment supplied by Buyer.

      Buyer is allowed to purchase a maximum of *** of total volume purchased during the calendar year of Product in Albemarle owned tank trucks at the "Buyer supplied transportation equipment" prices, to be given as a ********* rebate to be paid no later than 30 days after the end of the calendar year.

The shipment that causes the total annual volume to be ********* pounds (whether delivered in either Albemarle owned tank trucks or Buyer supplied transportation equipment) will be priced at the *********************** price as listed above for the entire shipment quantity.

For example, if Buyer purchases ********** pounds within the given calendar year with the first ********* pounds purchased in Albemarle supplied tank trucks and the remaining ********* pounds in Buyer supplied transportation equipment the pricing would be as follows:

      - ********* pounds will be priced at *********
      - The next ********* pounds will be priced at ********
      - The last ********* pounds will be priced at ********
      - *** of total purchases is ********* pounds will be issued a ********* rebate.

Albemarle and Buyer agree to cooperate in the scheduling, loading and shipping of Product in order to minimize unnecessary costs and delays to both Albemarle and Buyer.



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4. PRICE REVISION - Albemarle may at any time or times by written notice reduce prices on products shipped hereunder after the effective date specified in such notice.

Albemarle may raise prices or change delivery terms, or both, effective any January 1 (beginning January 1, **** and each January 1 thereafter) upon written notice to Buyer prior to September 1 and thereupon such revised prices or revised delivery terms, or both, shall be applicable to all Products shipped hereunder after the effective date. The maximum price increase for a particular calendar year is *** above the price which was in effect during the immediately preceding calendar year.


5.    TERMS OF PAYMENT - Net 30 days from date of invoice.


6. TERM AND TERMINATION OF AGREEMENT - The term of this Agreement shall commence on January 1, **** and terminate on December 31, **** provided, that said term shall be automatically renewed from year to year, with such modifications, if any, as the parties may agree upon, unless either party hereto shall, by ********* prior to the termination of the original term or any subsequent yearly term, given written notice to the other party of its intention to terminate the same at the end of such term subject, however, to the aforesaid rights of revision and the following right of cancellation:

      In case either party shall breach this Agreement by failing to comply with any of the terms and conditions hereof, then the other party shall give notice in writing specifying the breach complained of, and if the same be not remedied within thirty (30) days from the time such notice is given this Agreement may be canceled by the non-offending party.


7. CONFIDENTIALITY AND CONDITIONS -Both Buyer and Albemarle agree that the terms and conditions hereof are confidential as between the parties and neither Buyer nor Albemarle will permit or allow such terms and conditions hereof to become known to any third party, including, without limitation, industry publications or other media. In the event of breach of this obligation of confidentiality by Buyer, Albemarle will have the right to terminate this Agreement upon written notice to Buyer. Notwithstanding the first sentence in
Section 7, in the event that the Securities and Exchange Commission should require that this Agreement be disclosed, the attached (Exhibit C) will be used as the initial submission to the SEC. If any further information concerning this Agreement is required by the SEC, Buyer will submit a copy of the SEC request to Albemarle. Albemarle will have the option to participate in discussions concerning any additional information requested by the SEC with the SEC. Any additional information added to Exhibit C is limited to information required by the SEC.

The conditions set forth on the attached page hereof are specifically made a part of this Agreement.

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8. Unless Buyer accepts Albemarle's offer, as contained in this Agreement, on or before December 4, 1998, said offer shall expire and have no further effect unless reinstated in writing by Albemarle.


TETRA TECHNOLOGIES, INC.                    ALBEMARLE CORPORATION



/s/ ARTHUR L. PATTERSON                     /s/ N. SCOTT PRESLEY
Arthur L. Patterson                         N. Scott Presley
Business Manager, Bromine &
 Flame Retardants                           Business Area Sales Manager, Bromine

Date:       DECEMBER 7, 1998                Date:       12/3/98
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